                                                                    EXHIBIT 10vv


          TRUST UNDER THE BRUSH ENGINEERED MATERIALS INC. 2005 DEFERRED
           COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS AND 1997 STOCK
            INCENTIVE PLAN FOR NONEMPLOYEE DIRECTORS (AS AMENDED AND
                           RESTATED AS OF MAY 1, 2001)

         THIS AGREEMENT made as of January 1, 2005, by and among Brush Engineered Materials, Inc., a corporation organized under the laws of the State of Ohio or any successor corporation (the "Company") and LaSalle Bank National Association, a national banking association, (the "Trustee").

                                   WITNESSETH:

         WHEREAS, pursuant to the Brush Engineered Materials Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (Effective January 1, 2005) (the "2005 Plan"), a copy of which is attached hereto as Exhibit A, any nonemployee director of the Company may elect annually to reduce the compensation payable to him for services as a director of the Company;

         WHEREAS, the 2005 Plan provides for the Company to establish a trust and transfer thereto from time to time cash in amounts equal to the amounts by which nonemployee directors of the Company who participate in the 2005 Plan elect to have their compensation reduced pursuant to the Plan;

         WHEREAS, pursuant to the 1997 Stock Incentive Plan for Nonemployee Directors (As Amended and Restated as of May 1, 2001) (the "1997 Plan," and, together with the 2005 Plan, the "Plans"), a copy of which is attached hereto as Exhibit B, eligible nonemployee directors are granted deferred shares, constituting an agreement by the Company to deliver shares of Common Stock of the Company at the end of the deferral period pursuant to the 1997 Plan (the "Deferred Shares");

         WHEREAS, the 1997 Plan provides that the Company may establish a trust to secure the Company's obligation to deliver the Deferred Shares;

         WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals participating in the Plans) (the "Participants");

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, and shall not be construed to provide income for federal income tax purposes to a Participant for his or her beneficiary prior to the actual payment of benefits under the Plans; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of all of its liabilities under the 2005 Plan and its liabilities under the 1997 Plan relating to grants of Deferred Shares beginning in 2005.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                                   ARTICLE I:
                             ESTABLISHMENT OF TRUST

         1.1 The Trustee shall receive any contributions paid to it in cash or in other property acceptable to it, which shall from time to time be transferred to the Trustee by the Company. All contributions so received together with the income therefrom and any other increment thereon (the "Trust Fund") shall be held, managed and administered by the Trustee pursuant to the terms of this Agreement. The amount of contributions by the Company to the Trust Fund shall be determined in accordance with the provisions of Section 1.5 hereof, and the Trustee shall have no duty or responsibility with respect thereto.

         1.2 The Trust hereby established shall be irrevocable.

         1.3 The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         1.4 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4.1 herein.

         1.5 The Company shall pay to the Trustee such amount as may be considered appropriate to provide for the payment of benefits under the Plans described below and the expenses of administration of the Trust. Specifically, the Company shall deposit with the Trustee

(a) amounts equal to the amounts by which Participants elected to have their compensation reduced pursuant to the 2005 Plan within 30 days after the compensation would have been paid to a Participant if he had not filed such an election, and (b) an amount equal to the [value on the date of such deposit] of Deferred Shares granted under the 1997 Plan, beginning with the grant of Deferred Shares after the 2005 annual meeting.


                                   ARTICLE II:
                        PAYMENTS TO PLAN PARTICIPANTS AND
                               THEIR BENEFICIARIES

         2.1 The Trustee shall from time to time, upon the direction of the Company, make distributions or payments out of the Trust Fund, to such persons, in such manner and in such amounts as the Company shall deem necessary to satisfy its obligation to provide benefits under the 2005 Plan or the 1997 Plan, as the case may be and subject to Section VIII hereof; provided, however, that no payment or distribution from the assets of the Trust to a Participant shall exceed the balance of the Participant's separate account maintained pursuant to
Section 6.2 hereof (a "Trust Account"). The Trustee shall not be liable for the proper application of any part of the Trust Fund and shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed status or condition of any recipient.

         2.2 Any amount paid to a Participant or beneficiary under this Article II shall be reduced by the amount of taxes required to be withheld pursuant to written instructions from the Company. The Trustee shall pay to the Company a sum equal to the amount of such taxes as are required to be withheld, whereupon the Company shall have sole responsibility for the payment of all withholding taxes to the appropriate taxing authorities. The Company shall also have sole responsibility for any withholding related filings or reports.

         2.3 Nothing in this Agreement shall relieve the Company of any liability to pay the benefits provided under the Plans except to the extent such liabilities are met by the application of Trust Fund assets.

         2.4 The entitlement of a Participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

         2.5 The Company may make benefit payments directly to Participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make benefit payments directly prior to the time amounts are payable to the Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make benefit payments in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

                                  ARTICLE III:
                                 TRUSTEE POWERS

         3.1 Subject to investment guidelines which may be issued by the Company to the Trustee from time to time, the Trustee has the following powers and authority in the administration of the Trust Fund:

                  (a) To invest and reinvest the Trust Fund:(i) the deposits of principal to a Participant's Trust Account in Common Shares of the Company pursuant to the 2005 Plan or the 1997 Plan as the case may be, (ii) any dividends or other earnings of or on the assets of the Participant's Trust Account in additional Common Shares of the Company in accordance with the terms of the Plans, and (iii) any remaining assets in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation, including any common trust fund, group trust, pooled fund or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes;

                  (b) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held;

                  (c) To settle, compromise, contest, prosecute, abandon or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust;

                  (d) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property so acquired;

                  (e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time;

                  (f) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan;

                  (g) To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

                  (h) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

                  (i) To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

                  (j) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.

                  (k) To stop making payments to Participants or beneficiaries and hold Trust Fund assets for the benefit of the creditors of the Company and to deliver assets to satisfy such creditor's claims as directed by a regulatory agency or court of competent jurisdiction, all pursuant to Article IV below; and

                  (l) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

         3.2 The Trustee shall purchase or continue in effect such insurance contracts, including annuity contracts and policies of life insurance, as the Company shall direct, and the Trustee shall act with respect to those contracts only as directed by the Company and shall have no investment responsibility for such contracts.


                                   ARTICLE IV:
                    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                 TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

         4.1 The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         4.2 At all times during the continuance of this Trust, as provided in
Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                  (a) The Board of Directors and the President of the Company shall have the fiduciary duty and responsibility on behalf of the general creditors of the Company to inform the Trustee promptly in writing of the Company's Insolvency, and the Trustee shall have the right to rely thereon to the exclusion of all directions or claims for payment made thereafter by Participants. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee's only duty of inquiry shall be to request that the Company's independent public accountants determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

                  (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence and determination concerning the Company's solvency as may be furnished to the Trustee by the Company's independent public accountants.

                  (c) If at any time the Company's independent public accountants have determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

                  (d) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Article II of this Trust Agreement only after the Company's independent public accountants have determined that the Company is not Insolvent (or is no longer Insolvent).

         4.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 4.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         4.4 Participants and beneficiaries have only the Company's unsecured promise to pay benefits under the terms of the Plans and the status of an unsecured general creditor of the Company. Participants and beneficiaries receive and have no security interest in assets of the Trust.


                                 V. TRUST INCOME

         Except as provided in Section IV hereof, during the continuance of the Trust, all net income (or losses) of the Trust shall be allocated quarterly among the separate Trust Accounts of the Participants in accordance with Section
6.2 hereof.


                            VI. ACCOUNTING BY TRUSTEE

         6.1. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. Within 90 days after the close of each fiscal year (or such other date as may be agreed upon in writing between the Company and the Trustee), and within 120 days after the effective date of the resignation of the Trustee as provided in Section 7.7 hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the year ending on such date (but not including any part of such year for which such an account has previously been filed) and certified as to the accuracy of the information set forth therein. Such account may incorporate by reference any and all schedules and other statements setting forth investments, receipts, disbursements and other transactions effected during the period for which such account is rendered which the Trustee has furnished to the Company prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection during business hours by any Participant and any person designated by such Participant for a period of 60 days immediately following the date on which the account is filed with the Company. The Company may approve such accounts by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Company of exceptions or objections to any such account within 90 days, the Company shall be deemed to have approved such account; and in such case, or upon the written approval of the Company of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

         6.2. The Trustee shall establish and maintain a separate Trust Account for each Participant and shall (a) credit thereto all deposits of principal made by the Company to the Trust in respect of the Participant pursuant to Section
1.1 hereof, and (b) credit thereto or debit therefrom amounts equal to the distributions, earnings, gains, income, losses or expenses of or on the assets thereof. All allocations of distributions, earnings, gains, income, losses or expenses shall be made in accordance with the respective balances of the separate Trust Accounts of the Participants, and the Trustee shall administer and distribute the assets allocated to each Trust Account as though it were a separate trust.

         6.3. Nothing in this Agreement shall preclude the commingling of the assets of the Trust for investment purposes.


                                  ARTICLE VII:
                                  MISCELLANEOUS

         7.1 The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee. Such compensation and all expenses of administration of the Trust, including attorneys' fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Company.

         7.2 The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Company with respect to any instruction, direction or approval of the Company, and protected also in relying upon the certification until a subsequent certification is filed with the Trustee.

         7.3 The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

         7.4 All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

         7.5 The Trustee shall not be liable hereunder for any loss or diminution of the Trust Fund resulting from any action taken or omitted. The Company shall indemnify the Trustee and defend it and hold it harmless from and against any and all costs, expenses and liabilities arising out of or in connection with the performance of the Trustee's duties arising hereunder (but excluding costs arising from the Trustee's gross negligence or willful misconduct in the performance of its responsibilities hereunder). If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. This Section shall survive the termination of this Agreement.

         7.6 Notwithstanding any other provision of this Trust to the contrary, the Trustee does not guarantee payment of any amount which may become due and payable to a Participant or his or her beneficiary. The Trustee shall have no responsibility for the disclosure to Participants regarding the terms of the Plans or of this Trust, or for the validity thereof. The Trustee shall not be responsible for administrative functions under the Plans and shall have only such responsibilities under this Trust Agreement as are specifically set forth herein. The Trustee will be under no obligation or liability to anyone with respect to any failure on the part of the Company, the Plans or the Company's independent public accounting firm or any Participant to perform any of their respective obligations under the Plans or this Trust. Nothing in this Trust shall be construed as requiring the Trustee to make any payment in excess of the amounts held in the Trust Fund at the time of such payment or otherwise to risk or expend its own funds.

         7.7 The Trustee acting hereunder may resign at any time by giving at least 30 days written notice to the Company. In the case of the resignation of the Trustee the Company shall appoint a successor Trustee, which shall be a bank or trust company. Any successor Trustee shall have the same obligations, powers and duties as those conferred upon the Trustee hereunder and the appointment of a new Trustee shall be by a written instrument delivered to the Trustee acting hereunder. Upon receipt of such written instrument executed by the Company and a written instrument executed by the successor Trustee accepting the appointment, the Trustee shall deliver the assets of the Trust Fund to the successor Trustee but may reserve such reasonable amount as, in the Trustee's sole discretion, may be necessary for outstanding and accrued charges against the Trust Fund. The Recordkeeper may resign by giving 30 days' written notice to the Company.

         7.8 This Agreement and the Trust created hereby shall be irrevocable; provided, however, that any property held in the Trust Fund shall be subject to the claims of general creditors of the Company under the Federal or state law in the event of Insolvency. In the event that the Company certifies to the Trustee that the 2005 Plan and/or the 1997 Plan is terminated and there are no remaining Participants or beneficiaries entitled to benefits thereunder, this Trust shall terminate and, subject to the Trustee's right to reserve such reasonable amount as it may deem necessary for outstanding and accrued charges against the Trust Fund, title to any remaining assets shall revert to the Company.

         7.9 This Agreement and the Trust created herein shall be construed, regulated and administered under the laws of the State of Ohio and of the United States. All contributions to the Trustee shall be deemed to take place in the State of Ohio. The Trustee may at any time initiate an action or proceeding for the settlement of its accounts or for the determination of any question of construction which may arise or for instructions, and the only necessary party defendant to such action shall be the Company, except that the Trustee may, if it so elects, bring in as parties defendant any other person or persons.

         7.10 This Agreement may not be amended in any respect without the consent of the Company, Trustee and affected Participants, and no amendment shall reduce a Participant's benefits to less than the amount he would be entitled to receive on the date before the amendment.

         7.11 This Agreement shall be executed in any number of counterparts, each one of which shall be deemed to be the original although the others shall not be produced.


         IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.



                                           BRUSH ENGINEERED MATERIALS INC.:
Attest:
                                           By:
------------------------------                 ---------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                           LA SALLE BANK N.A. AS TRUSTEE:
Attest:

                                                By:
------------------------------                     -----------------------------

                                                    Name:
                                                          ----------------------
                                                    Title:
                                                           ---------------------